UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2006

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code	(415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Attached hereto as Exhibit 10.1 is a separation agreement entered into on July 9, 2006 between Williams-Sonoma, Inc. (the “Company”) and Edward Mueller. Under the agreement, Mr. Mueller, Chief Executive Officer of the Company, will depart the Company, effective July 14, 2006, and will not seek or accept a nomination as a member of the Board of Directors of the Company following the expiration of his current term that ends as of the Company’s Annual Meeting of Shareholders in 2007. The Company agreed to provide Mr. Mueller with a payment equal to $1,965,625.00, less applicable withholdings, and to accelerate the vesting of 200,000 unvested shares that were due to vest on January 13, 2007 and 200,000 unvested shares that were due to vest on January 13, 2008 so that such shares will become fully vested and immediately exercisable as of July 14, 2006.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     On July 11, 2006, the Company issued a press release announcing the departure of Edward A. Mueller, Chief Executive Officer of the Company, effective July 14, 2006. The Company also announced that Mr. Mueller will not seek or accept a nomination as a member of the Board of Directors of the Company following the expiration of his current term that ends as of the Company’s Annual Meeting of Shareholders in 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The terms of a separation agreement between the Company and Mr. Mueller are described under Item 1.01 above.

(c)      W. Howard Lester, 70, the Company’s current Chairman of the Board of Directors, was appointed Chief Executive Officer of the Company, effective July 14, 2006. Mr. Lester previously served as Chief Executive Officer from 1979 to 2001.

Laura J. Alber, 37, President, Pottery Barn Brands since 2002, was appointed President of the Company, effective July 7, 2006. Ms. Alber has previously served as Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail and as Executive Vice President, Pottery Barn.

Sharon L. McCollam, 44, Executive Vice President, Chief Financial Officer, was appointed Executive Vice President, Chief Operating and Chief Financial Officer, effective July 7, 2006. Ms. McCollam has previously served as Executive Vice President, Chief Financial Officer.

Item 5.03        Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)      On July 7, 2006, the Board of Directors approved an amendment to the Company’s Restated Bylaws, as amended (the “Bylaws”), to separate the offices of President and Chief Executive Officer into two separate and distinct offices. Such amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 7.01        Regulation FD Disclosure

On July 11, 2006, the Company issued a press release updating the Company’s second quarter and fiscal year 2006 financial guidance. A copy of the Company’s press release is attached hereto as Exhibit 99.2. The attached exhibit is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01        Financial Statements and Exhibits

(d)      Exhibits:

3.1	Amendment Number Two to the Restated Bylaws of Williams-Sonoma, Inc.

10.1	Separation Agreement entered into July 9, 2006 between Williams-Sonoma, Inc. and Edward Mueller

99.1	Press Release dated July 11, 2006 titled “Williams-Sonoma, Inc. Announces the Retirement of CEO Ed Mueller and Executive Promotions”

99.2	Press Release dated July 11, 2006 titled “Williams-Sonoma, Inc. Updates 2nd Quarter and FY 2006 Financial Guidance to Reflect CEO Departure Charge, Favorable Unredeemed Gift Certificate Income, and Current Business Trends”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: July 11, 2006	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amendment Number Two to the Restated Bylaws of Williams-Sonoma, Inc.
10.1	Separation Agreement entered into July 9, 2006 between Williams-Sonoma, Inc. and Edward Mueller
99.1	Press Release dated July 11, 2006 titled “Williams-Sonoma, Inc. Announces the Retirement of CEO Ed Mueller and Executive Promotions”
99.2	Press Release dated July 11, 2006 titled “Williams-Sonoma, Inc. Updates 2nd Quarter and FY 2006 Financial Guidance to Reflect CEO Departure Charge, Favorable Unredeemed Gift Certificate Income, and Current Business Trends”